Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-2, dated April 30, 2012, of China BCT Pharmacy Group, Inc. of our report dated March 30, 2012, on our audits of the consolidated financial statements of China BCT Pharmacy Group, Inc. as of December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011.  We also hereby consent to the reference to our firm as “Experts” in the Registration Statement.

/s/ PKF

PKF
Certified Public Accountants
A Professional Corporation

Glendale, California

April 30, 2012